SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to section 13 or 15 (d) of the Securities Exchange Act



                                  July 2, 1999
                                 Date of Report
                        (Date of Earliest Event Reported)


                               AmeriComUSA, Inc.
                    (Exact Name as Specified in its Charter)


       Delaware                   0-023769                  52-2068322
   (State or other               (Commission             (I.R.S. Employer
   jurisdiction of               File Number)           Identification No.)
    incorporation)


                                1303 Grand Avenue
                       Arroyo Grande, California, CA 93420
                    (Address of principal executive offices)


                                  805/542-6700
                          Registrant's telephone number


                       CHATSWORTH ACQUISITION CORPORATION
                               1504 R Street, N.W.
                             Washington, D.C. 20009
                         Former name and former address



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ITEM 2. Acquisition or Disposition of Assets

On July 2, 1999 the Company entered into a Memorandum of Understanding with DigiCities, Incorporated, a California Corporation, to acquire all DigiCities' issued and outstanding common stock in exchange for 3,500,000 shares of AmeriComUSA's common stock. In addition, AmeriComUSA will allocate options to purchase 1,500,000 shares of its common stock to DigiCities employees, pursuant to AmeriComUSA's employee stock option plan. The acquisition of DigiCities must be completed at least one day prior to the proposed merger of AmeriComUSA and TeleSpace, Ltd., but in any case not later than September 30, 1999. Following completion of the acquisition, DigiCities, Inc. will become a wholly owned subsidiary of AmeriComUSA. The Memorandum also provides for certain DigiCities executives to be retained as officers of DigiCities.

Completion of the proposed merger is contingent upon preparation and execution of a formal merger agreement between AmeriComUSA and DigiCities, and satisfaction of certain Conditions to Closing detailed in the Memorandum of Understanding including receipt of all material consents necessary to consummate the Transaction.

DigiCities' designs and supports corporate Internet web sites and conducts direct sales campaigns to promote its services. DigiCities' has in excess of 10,000 web site customers.

Item 7.  Financial Statements and Exhibits


FINANCIAL STATEMENTS

Financial information and proforma information relating to this proposed acquisition will be filed on or before September 14, 1999.

EXHIBITS

     2.1 Memorandum of Understanding between AmeriComUSA, Inc. and DigiCities, Inc. dated July 2, 1999.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AMERICOMUSA, INC.



                                              By: /s/ ROBERT M. CEZAR
                                                  ------------------------------
                                                  Robert M. Cezar
                                                  Chief Executive Officer

                                              Dated: July 16, 1999